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                                                                 EXHIBIT 10.7(a)

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (this "Agreement") is made as of April 30, 2004 (the "Closing Date"), by and between GE CAPITAL Franchise Finance Corporation, a Delaware corporation ("Lender"), and KONA GRILL LAS VEGAS, INC., a Delaware corporation ("Borrower").

                                   AGREEMENT:

      In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

      1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

      "ADA" means the Americans with Disabilities Act of 1990, as such act may be amended from time to time.

      "Affiliate" means any Person that directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

      "Anti-Money Laundering Laws" means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. Section Section 1956 and 1957, and the BSA.

      "Applicable Regulations" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the ADA and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to any of the Borrower Parties.

      "Borrower Parties" means, collectively, Borrower and any guarantors of the Loan (including, in each case, any predecessors-in-interest).

      "BSA" means the Bank Secrecy Act (31 U.S.C. Section Section 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

      "Business Day" means any day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M. Phoenix, Arizona time.

      "Closing" means the disbursement of the Loan Amount by Title Company as contemplated by this Agreement.

      "Code" means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

      "Corporate Fixed Charge Coverage Ratio" has the meaning set forth in
Section 6.J.

      "Default Rate" has the meaning set forth in the Note.

      "Entity" means any entity that is not a natural person.

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      "Environmental Indemnity Agreement" means the environmental indemnity agreement dated as of the date of this Agreement executed by Borrower for the benefit of the Indemnified Parties and such other parties as are identified in such agreement with respect to the Premises, as the same may be amended from time to time.

      "Environmental Insurer" means American International Specialty Lines Insurance Company, or such other environmental insurance company as Lender may select, and its successors and assigns.

      "Environmental Policy" means the environmental insurance policy issued by Environmental Insurer to Lender with respect to the Premises, which Environmental Policy shall be in form and substance satisfactory to Lender in its sole discretion.

      "Event of Default" has the meaning set forth in Section 7.

      "Fee" means an underwriting, site assessment, valuation, processing and commitment fee equal to 1% of the sum of the Loan Amount for all of the Premises.

      "GAAP" means generally accepted accounting principles consistently applied.

      "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Premises or any of the Borrower Parties.

      "Guarantors" means Kona Grill, Inc. and Michael McDermott

      "Guaranty" means the unconditional guaranty of payment and performance dated as of the date of this Agreement executed by Guarantors for the benefit of Lender with respect to the Loan, as the same may be amended from time to time.

      "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid having levels of polychlorinated biphenyls in excess of applicable standards established by any Governmental Authority, or any petroleum product or additive; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or is reasonably likely to pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

      "Indemnified Parties" means Lender, Environmental Insurer, the trustee under the Mortgage, if applicable, and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in any Securitization, Participation or Transfer, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefits of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Premises, whether during the term of the Loan or as a part of or

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following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

      "Indemnity Agreements" means all indemnity agreements executed for the benefit of any of the Borrower Parties or any prior owner, lessee or occupant of the Premises in connection with Hazardous Materials, including, without limitation, the right to receive payments under such indemnity agreements.

      "Lender Entities" means, collectively, Lender (including any predecessor-in-interest to Lender) and any Affiliate of Lender (including any Affiliate of any predecessor-in-interest to Lender).

      "Loan" means the loan for the Premises described in Section 2.

      "Loan Amount" means $1,000,000.00.

      "Loan Documents" means, collectively, this Agreement, the Note, the Mortgage, the Environmental Indemnity Agreement, the UCC-1 Financing Statements, all guaranties of the Loan, if any, and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended from time to time.

      "Loan Pool" means: (i) in the context of a Securitization, any pool or group of loans that are a part of such Securitization; (ii) in the context of a Transfer, all loans which are sold, transferred or assigned to the same transferee; and (iii) in the context of a Participation, all loans as to which participating interests are granted to the same participant.

      "Material Adverse Effect" means a material adverse effect on (i) the Premises, including, without limitation, the operation of the Premises as a Permitted Concept, or (ii) Borrower's ability to perform its obligations under the Loan Documents.

      "Mortgage" means the deed of trust, deed to secure debt or mortgage dated as of the date of this Agreement executed by Borrower for the benefit of Lender with respect to the Premises, as the same may be amended from time to time.

      "Note" means the promissory note dated as of the date of this Agreement executed by Borrower in favor of Lender evidencing the Loan with respect to the Premises, as the same may be amended, restated and/or substituted from time to time

      "Obligations" has the meaning set forth in the Mortgage.

      "OFAC Laws and Regulations" means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

      "Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of the Borrower Parties and/or any Affiliate of any of the Borrower Parties (including any Affiliate of any predecessor-in-interest to any of the Borrower Parties), and, or for the benefit of, (2) any of the

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Lender Entities, including, without limitation, promissory notes and guaranties;
provided, however, the term "Other Agreements" shall not include the agreements and instruments defined as the Loan Documents.

      "Parent Company" means Kona Grill, Inc., a Delaware corporation.

      "Participation" means one or more grants by Lender or any of the other Lender Entities to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

      "Permitted Concept" means a Kona Grill restaurant.

      "Permitted Exceptions" means those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policies issued by Title Company to Lender and approved by Lender in its sole discretion in connection with the closing of the Loan.

      "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

      "Personal Property" has the meaning set forth in the Mortgage.

      "Premises" means the parcel or parcels of real estate legally described on Exhibit A attached hereto, together with all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate) and the Personal Property."Questionnaire" means the environmental questionnaire completed on behalf of the Borrower Parties with respect to the Premises and submitted to Environmental Insurer in connection with the issuance of the Environmental Policy.

      "Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials or USTs.

      "Remediation" means any response, remedial, removal, or corrective action, any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials or USTs required by any Environmental Law or any Governmental Authority, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials or USTs.

      "Restoration" has the meaning set forth in the Mortgage.

      "Securitization" means one or more sales, dispositions, transfers or assignments by Lender or any of the other Lender Entities to a special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

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      "Subordination Agreements" means the Subordination Agreements executed by certain shareholders and Affiliates of Borrower for the benefit of Lender, subordinating the Subordinate Debt to the Loan.

      "Subordinate Debt" means the debt of Borrower to certain shareholders and Affiliates of Borrower described in the Subordination Agreements.

      "Title Company" means Lawyers Title Insurance Corporation.

      "Transfer" means one or more sales, transfers or assignments by Lender or any of the other Lender Entities to a third party of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

      "UCC-1 Financing Statements" means such UCC-1 Financing Statements as Lender shall file with respect to the transactions contemplated by this Agreement.

      "U.S. Publicly-Traded Entity" is an Entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an Entity.

      "USTs" means any one or combination of below or above ground tanks and associated piping systems used in connection with the storage, dispensing and general use of petroleum and petroleum-based substances.

      2. TRANSACTION. On the terms and subject to the conditions set forth in the Loan Documents, Lender shall make the Loan. The Loans will be evidenced by the Note and secured by the Mortgage. Borrower shall repay the outstanding principal amount of the Loan together with interest thereon in the manner and in accordance with the terms and conditions of the Note and the other Loan Documents. The Loan shall be advanced at the Closing in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement. The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the conditions contained in the loan commitment issued by Lender to Borrower with respect to the Loan and the "Loan Closing Checklist" prepared by Lender with respect to the Loan.

      3. ESCROW AGENT; CLOSING COSTS. Borrower and Lender hereby employ Title Company to act as escrow agent in connection with the transactions described in this Agreement. Borrower and Lender will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company shall not cause the transaction to close unless and until it has received written instructions from Lender and Borrower to do so. Title Company is authorized to pay, from any funds held by it for Lender's or Borrower's respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of Lender and Borrower, all charges and obligations payable by them, respectively. Borrower will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Borrower and Lender or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by Borrower and Lender. Title Company shall be under no obligation to disburse any funds

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represented by check or draft, and no check or draft shall be payment to Title
Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

      4. CLOSING CONDITIONS. The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

      A. Title Insurance Commitments. Lender shall have received for the Premises a preliminary title report and irrevocable commitment to insure title in the amount of the Loan, by means of a mortgagee's, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Premises is located) issued by Title Company showing Borrower vested with good and marketable fee title in the real property comprising such Premises, committing to insure Lender's first priority lien upon and security interest in such real property subject only to Permitted Exceptions, and containing such endorsements as Lender may require.

      B. Survey. Lender shall have received (i) a current ALTA survey of the Premises or its equivalent, the form and substance of which shall be satisfactory to Lender in its reasonable discretion and (ii) the Site and Utility Plans. Lender shall have obtained a flood certificate indicating that the location of the Premises is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, or if the Premises is in such a flood plain or special flood hazard area, Borrower shall have provided Lender with evidence of flood insurance maintained on the Premises in an amount and on terms and conditions reasonably satisfactory to Lender.

      C. Environmental. Lender shall have completed such environmental due diligence of the Premises as it deems necessary or advisable in its sole discretion, including, without limitation, receiving an Environmental Policy with respect to the Premises, and Lender shall have approved the environmental condition of the Premises in its sole discretion.

      D. Compliance With Representations, Warranties and Covenants. All of the representations and warranties set forth in Section 5 shall be true, correct and complete as of the Closing Date, and Borrower shall be in compliance with each of the covenants set forth in Section 6 as of the Closing Date. No event shall have occurred or condition shall exist or information shall have been disclosed by Borrower or discovered by Lender which has had or would be reasonably likely to have a material adverse effect on the Premises, any of the Borrower Parties or Lender's willingness to consummate the transaction contemplated by this Agreement, as determined by Lender in its sole and absolute discretion.

      E. Proof of Insurance. Borrower shall have delivered to Lender certificates of insurance and copies of insurance policies showing that all insurance required by the Loan Documents and providing coverage and limits satisfactory to Lender are in full force and effect.

      F. Legal Opinions. Borrower shall have delivered to Lender such legal opinions as Lender may reasonably require all in form and substance reasonably satisfactory to Lender and its counsel.

      G. Fee and Closing Costs. Borrower shall have paid the Fee to Lender and shall have paid all costs of the transactions described in this Agreement, including, without limitation, the cost of title insurance premiums and all endorsements required by Lender, survey charges, UCC and litigation search charges, the attorneys' fees of Borrower, reasonable attorneys' fees and expenses of Lender, the cost of the environmental due diligence undertaken pursuant to Section 4.C, including, without limitation, the cost of the Environmental Policy, Lender's site inspection costs and fees, stamp taxes, mortgage taxes, transfer fees, escrow, filing and recording fees and UCC filing and recording fees (including preparation,

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filing and recording fees for UCC continuation statements). Borrower shall have also paid all real and personal property and other applicable taxes and assessments and other charges relating to the Premises which are due and payable on or prior to the Closing Date as well as taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in Section 4.A.

      H     Closing Documents. At or prior to the Closing Date, Lender and/or the Borrower Parties, as may be appropriate, shall have executed and delivered or shall have caused to be executed and delivered to Lender, or as Lender may otherwise direct, the Loan Documents and such other documents, payments, instruments and certificates, as Lender may require in form acceptable to Lender.

      I. Subordination Agreements. Borrower shall have caused the Subordination Agreements to be delivered to Lender, all in form and substance acceptable to Lender in its sole discretion.

      Upon fulfillment or waiver of all of the above conditions, Lender shall deposit funds necessary to close this transaction with the Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.

      5. REPRESENTATIONS AND WARRANTIES OF BORROWER. The representations and warranties of Borrower contained in this Section are being made by Borrower as of the Closing Date to induce Lender to enter into this Agreement and consummate the transactions contemplated herein and shall survive the Closing. Borrower represents and warrants to Lender (and Environmental Insurer solely with respect to Section 3.K) as follows:

      A. Financial Information. Borrower has delivered to Lender certain financial statements and other information concerning the Borrower Parties in connection with the transaction described in this Agreement (collectively, the "Financial Information"). The Financial Information is true, correct and complete in all material respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to Lender. Borrower understands that Lender is relying upon the Financial Information and Borrower represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with GAAP and fairly present as of the date of such financial statements the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of any of the Borrower Parties and/or the Premises as reflected in the Financial Information, which has not been disclosed in writing to Lender or has had, or could reasonably be expected to result in, a Material Adverse Effect.

      B. Organization and Authority. Each of the Borrower Parties (other than individuals), as applicable, is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation. Borrower is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in each state where the Premises are located, and each of the Borrower Parties is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. All necessary action has been taken to authorize the execution, delivery and performance by the Borrower Parties of this Agreement and the other Loan Documents. The person(s) who have executed this Agreement on behalf of Borrower are duly authorized so to do. Borrower is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate" or "foreign person" (as those terms are defined by the Internal Revenue Code of 1986, as amended). Borrower's U.S. Federal Tax Identification number, Organization Identification number and principal place of business are correctly set forth on the signature page of this Agreement. None of the Borrower Parties, and no individual or entity owning directly or indirectly any interest in any of the Borrower Parties, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided,

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however, the representation contained in this sentence shall not apply to any
Person to the extent such Person's interest is in or through a U.S. Publicly-Traded Entity.

      C. Enforceability of Documents. Upon execution by the Borrower Parties, this Agreement and the other Loan Documents shall constitute the legal, valid and binding obligations of the Borrower Parties, respectively, enforceable against the Borrower Parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

      D. Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving the Borrower Parties or the Premises before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect.

      E. Absence of Breaches or Defaults. The Borrower Parties are not, and the authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not result, in any breach or default under any other document, instrument or agreement to which any of the Borrower Parties is a party or by which any of the Borrower Parties, the Premises or any of the property of any of the Borrower Parties is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order. The Premises is not subject to any right of first refusal, right of first offer or option to purchase or lease granted to a third party.

      F. Utilities. Adequate public utilities are available at the Premises to permit utilization of the Premises as a Permitted Concept and all utility connection fees and use charges will have been paid in full prior to delinquency.

      G. Zoning; Compliance With Laws. The Premises is in compliance with all applicable zoning requirements, and the use of the Premises as a Permitted Concept does not constitute a nonconforming use under applicable zoning requirements. The Borrower Parties and the Premises are in compliance with all Applicable Regulations except for such noncompliance which has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

      H. Area Development; Wetlands. No condemnation or eminent domain proceedings affecting the Premises have been commenced or, to the best of Borrower's knowledge, are contemplated. Neither the Premises, nor to the best of Borrower's knowledge, the real property bordering the Premises, are designated by any Governmental Authority as a wetlands.

      I. Licenses and Permits; Access. All required licenses and permits, both governmental and private, to use and operate the Premises as a Permitted Concept are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and would not reasonably be expected to result in, a Material Adverse Effect. Adequate rights of access to public roads and ways are available to the Premises for unrestricted ingress and egress and otherwise to permit utilization of the Premises for their intended purposes, and all such public roads and ways have been completed and dedicated to public use.

      J. Condition of Premises. The Premises, including the Personal Property, is in good condition and repair and well maintained, ordinary wear and tear excepted, fully equipped and operational, free from structural defects, safe and properly lighted.

      K. Environmental. The representations and warranties of Borrower set forth in Section 2 of the Environmental Indemnity Agreement, together with the corresponding definitions, are incorporated by

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reference into this Agreement as if stated in full in this Agreement. Lender has charged Borrower a fee for the Environmental Policy. Borrower acknowledges that the Environmental Policy is for the sole protection of Lender and will not protect Borrower or provide Borrower with any coverage thereunder. Borrower acknowledges and agrees that Environmental Insurer may rely on the environmental representations and warranties incorporated by reference into this subsection K, that Environmental Insurer is an intended third-party beneficiary of such representations and warranties and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations and warranties, including, to the extent applicable, the right of subrogation.

      L. Title to Premises; First Priority Lien. Fee title to the real property comprising the Premises is vested in Borrower, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions. Borrower is owner of all Personal Property, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, and no Affiliate of Borrower owns any of the Personal Property. Upon Closing, Lender shall have a first priority lien upon and security interest in the Premises pursuant to the Mortgage and the UCC-1 Financing Statements.

      M. No Mechanics' Liens. There are no delinquent accounts payable or mechanics' liens in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Premises; and no work has been performed or is in progress nor have materials been supplied to the Premises or agreements entered into for work to be performed or materials to be supplied to the Premises prior to the date hereof, which will be delinquent on or before the Closing Date.

      N. Money Laundering. (1) Borrower has taken all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect interest in the Borrower Parties, to assure that funds invested by such holders in the Borrower Parties are derived from legal sources; provided, however, none of the foregoing shall apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity.

      (2) To Borrower's knowledge after making due inquiry, neither any of the Borrower Parties nor any holder of a direct or indirect interest in the Borrower Parties (a) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (b) has been assessed civil penalties under these or related laws, or (c) has had any of its funds seized or forfeited in an action under these or related laws; provided, however, none of the foregoing shall apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity.

      (3) Borrower has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by law, to ensure that the Borrower Parties are and shall be in compliance with all (i) Anti-Money Laundering Laws and (ii) OFAC Laws and Regulations.

      6. COVENANTS. Borrower covenants to Lender (and Environmental Insurer solely with respect to Section 4.F) from and after the Closing Date and until all of the Obligations are satisfied in full, as follows:

      A. Payment of the Note. Borrower shall punctually pay, or cause to be paid, the principal, interest and all other sums to become due in respect of the Note and the other Loan Documents in accordance with the Note and the other Loan Documents. Borrower shall authorize Lender to establish arrangements whereby all scheduled payments made in respect of the Obligations are transferred by Automated Clearing House Debit initiated by Lender directly from an account at a U.S. bank in the name of Borrower to such account as Lender may designate or as Lender may otherwise designate.

      B. Title. Borrower shall maintain good and marketable fee simple title to the real property comprising the Premises and title to the Personal Property, free and clear of all liens, encumbrances, charges and other exceptions to title, except the Permitted Exceptions. Lender shall have valid first liens upon and security interests in the Premises, including the Personal Property, pursuant to the Mortgage and the UCC-1 Financing Statements.

      C. Organization and Status of Borrower; Preservation of Existence. Each of the Borrower Parties (other than individuals), as applicable, shall be validly existing and in good standing under the laws of its state of incorporation or formation. Borrower shall be qualified as a foreign corporation, partnership or limited liability company to do business in each state where the Premises are located, and each of the Borrower Parties shall be qualified as a foreign corporation, partnership or limited liability company in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. Borrower shall preserve its current form of organization and shall not change its legal name, its state of formation, nor, in one transaction or a series of related transactions, merge with or into, or consolidate with, any other entity without providing, in each case, Lender with 30 days' prior written notice and obtaining Lender's prior written consent (to the extent such consent is required under Section 5 of this Agreement). In addition, Borrower shall require, and shall take reasonable measures to comply with the requirement, that no individual or entity owning directly or indirectly any interest in any of the Borrower Parties is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity.

      D. Licenses and Permits. All required licenses and permits, both governmental and private, to use and operate the Premises as a Permitted Concept shall be maintained in full force and effect.

      E. Compliance With Laws Generally. The use and occupation of the Premises, and the condition thereof, including, without limitation, any Restoration, shall comply with all Applicable Regulations now or hereafter in effect, including, without limitation, the OFAC Laws and Regulations and Anti-Money Laundering Laws. In addition, the Borrower Parties shall comply with all Applicable Regulations now or hereafter in effect. Without limiting the generality of the other provisions of this Section, Borrower shall comply with the ADA, and all regulations promulgated thereunder, as it affects the Premises.

      F. Compliance With Environmental Provisions. The covenants, obligations and agreements of Borrower set forth in Sections 3 through 7 of the Environmental Indemnity Agreement, together with the corresponding definitions, are incorporated by reference into this Agreement as if stated in full in this Agreement.

      G. Financial Statements. Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender (a) complete financial statements of the Borrower Parties including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended;
(b) income statements for the business at the Premises; and (c) such other financial information as Lender may reasonably request in order to establish compliance with the financial covenants in the Loan Documents, including, without limitation, Section 4.J of this Agreement. All such financial statements shall be prepared in accordance with GAAP from period to period, and shall be certified to be accurate and complete by Borrower (or the Treasurer or other appropriate officer of Borrower). In the event the property and business at the Premises is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to the Premises with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lender need not be audited, but Borrower shall deliver to Lender copies of any audited financial statements of Borrower which may be prepared, as soon as they are available. Borrower shall also cause to be delivered to Lender copies of any financial statements required to be delivered to Borrower by any tenants of the Premises.

      H. Lost Note. Borrower shall, if the Note is mutilated, destroyed, lost or stolen (a "Lost Note"), promptly deliver to Lender, upon receipt from Lender of an affidavit and indemnity in a form reasonably acceptable to Lender and Borrower stipulating that the Note has been mutilated, destroyed, lost or stolen, in substitution therefor, a new promissory note containing the same terms and conditions as the Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. Borrower shall provide fifteen (15) days' prior notice to Lender before making any payments to third parties in connection with the Lost Note.

      I. Inspections. Borrower shall, during normal business hours (or at any time in the event of an emergency), (1) provide Lender and Lender's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Premises, all drawings, plans, and specifications for the Premises in possession of any of the Borrower Parties, all engineering reports relating to the Premises in the possession of any of the Borrower Parties, the files, correspondence and documents relating to the Premises, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of the Premises (including, without limitation, any of the foregoing information stored in any computer files), (2) allow such persons to make such inspections, tests, copies, and verifications as Lender considers necessary, and (3) if Borrower is in breach of the Corporate Fixed Charge Coverage Ratio requirement set forth in the following subsection J, pay expenses reasonably incurred by Lender from time to time in conducting such inspections, tests, copies and verifications upon demand (such amounts to bear interest at the Default Rate if not paid upon demand until paid).

      J. Corporate Fixed Charge Coverage Ratio. It shall be an Event of Default hereunder if Parent Company shall fail to maintain a Corporate Fixed Charge Coverage Ratio of at least 1.25:1, determined as of the last day of each fiscal year of Borrower. For purposes of this Section, the term "Corporate Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (a) the sum of Parent Company's Net Income, plus Interest Expense, plus Depreciation and Amortization expense, plus Operating Lease Expense, plus or minus other non-cash adjustments to Net Income (if any), less increases in officer or shareholder loans receivable, less dividends or distributions not otherwise expensed on the Borrower's income statement divided by the sum of Parent Company's aggregate Debt service (i.e. principal and interest) plus Capital Lease payments, plus Operating Lease expense paid in the applicable fiscal year.

      For purposes of this Section, the following terms shall be defined as set forth below:

            "Capital Lease" shall mean all leases of any property, whether real, personal or mixed, by Parent Company or any Affiliate of Parent Company, as applicable, which lease would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of Parent Company or any Affiliate of Parent Company. The term "Capital Lease" shall not include any operating lease.

            "Debt" shall mean with respect to Parent Company and any Affiliate of Parent Company, collectively, and for the period of determination (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
      (i) through (iv) above.

            "Depreciation and Amortization" shall mean the depreciation and amortization accruing during any period of determination with respect to Parent Company and any Affiliate of Parent Company, collectively, as determined in accordance with GAAP.

            "Interest Expense" shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Parent Company and any Affiliate of Parent Company, collectively, as determined in accordance with GAAP.

            "Net Income" shall mean with respect to the period of determination, the net income or net loss of Parent Company and the Affiliates of Parent Company, collectively. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses or non-cash items allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense, Operating Lease Expense and actual corporate overhead expense allocable to the period of determination, and (iii) no deductions shall be made for income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with GAAP.

            "Operating Lease Expense" shall mean the sum of all payments and expenses incurred by Parent Company and any Affiliates of Parent Company, collectively, under any operating leases during the period of determination, as determined in accordance with GAAP.

      B. Affiliate Transactions. Unless otherwise approved by Lender, all transactions between Borrower and any of its Affiliates shall be on terms substantially as advantageous to Borrower as those which could be obtained by Borrower in a comparable arm's length transaction with a non-Affiliate of Borrower.

      C. Compliance Certificates. Within 60 days after the end of each fiscal year of Borrower, Borrower shall deliver a compliance certificate to Lender in a form to be provided by Lender in order to establish that Borrower is in compliance in all material respects with all of its obligations, duties and covenants under the Loan Documents.

      D. OFAC Laws and Regulations. Borrower shall immediately notify Lender in writing if any individual or entity owning directly or indirectly any interest in any of the Borrower Parties or any director, officer, member, manager or partner of any of such holders is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations, or is under investigation by any governmental entity for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity.

      7. SALES, TRANSFERS, ASSIGNMENTS AND PLEDGES. Without limiting the terms and conditions of Section 3.09 of the Mortgage, Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Premises or any part thereof or permit the Premises or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred, other than sales from inventory in the ordinary course of business and the replacement of obsolete Personal Property. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section shall be deemed to include, but not limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Premises or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or any part of the Premises or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Lease or any Rents (as defined in the Mortgage); (c) any merger by or with any of the Borrower Parties or any equity owner of any of the Borrower Parties or any entity directly or indirectly controlling in any manner such equity owner or any of the Borrower Parties (collectively, "Borrower Equity Owners") or any pledge, encumbrance, hypothecation or collateral assignment of the equity ownership of any of the Borrower Parties or any of the Borrower Equity Owners; (d) if any of the Borrower Parties or the Borrower Equity Owners is not a natural person, the voluntary or involuntary sale, conveyance or transfer of such entity's equity interests, or the creation or issuance of new equity interests which in one or a series of transactions results in more than 49% of the equity interests of such entity being held by any party or parties who are not, as of the date of this Agreement, equity owners of any of the Borrower Parties or the Borrower Equity Owners; (e) if any of the Borrower Parties or the Borrower Equity Owners is a limited or general partnership or limited liability company, the change, removal or resignation of any general partner or managing member, as applicable; and (f) if any of the Borrower Entities or any Borrower Equity Owners is a corporation, limited liability company governed by a board of managers or trust, the change, removal or resignation, other than by death or incapacity, in one or a series of transactions of a majority of the board of directors, board of managers or trustees, as applicable. In addition, no interest in any of the Borrower Parties, or in any individual or person owning directly or indirectly any interest in any of the Borrower Parties, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Borrower and Lender that (A) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations, and (B) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person's interest is in or through a U.S. Publicly-Traded Entity.

      Notwithstanding the foregoing, a transfer by devise or descent or by operation of law upon the death of a member, partner or stockholder of any of the Borrower Parties or any general or limited partner or member thereof shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section.

      Lender's consent to any matter contemplated by this Section shall be subject to the satisfaction of such conditions as Lender shall determine in its sole discretion, including, without limitation, (i) the execution and delivery of such modifications to the terms of the Loan Documents as Lender shall request, and (ii) the proposed transferee having agreed to comply with all of the terms and conditions of the Loan Documents (including any modifications requested by Lender pursuant to clause (i) above). In addition, any such consent shall be conditioned upon payment by Borrower to Lender of (x) a fee equal to one percent (1%) of the then outstanding principal balance of the Note and (y) all out-of-pocket costs and expenses incurred by Lender in connection with such consent, including, without limitation, reasonable attorneys' fees. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer as contemplated by this Section. The provisions of this Section shall apply to every such sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer pursuant to this Section.

      8. TRANSACTION CHARACTERIZATION. It is the intent of the parties hereto that the business relationship created by the Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership (either de jure or de facto) between Borrower and Lender, to make them joint venturers, to make Borrower an agent, legal representative, partner, subsidiary or employee of Lender, nor to make Lender in any way responsible for the debts, obligations or losses of Borrower.

      9. DEFAULT AND REMEDIES. A. Each of the following shall be deemed an event of default by Borrower (each, an "Event of Default"):

      (1) If any representation or warranty of any of the Borrower Parties set forth in any of the Loan Documents is false in any material respect when made, or if any of the Borrower Parties renders any statement or account which is false in any material respect.

      (2) If any principal, interest or other monetary sum due under the Note, the Mortgage or any other Loan Document is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lender shall not be entitled to exercise its rights and remedies set forth below unless and until Lender shall have given Borrower notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

      (3) If Borrower fails to observe or perform any of the other covenants, conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or interest in collateral of Lender in immediate jeopardy, and is within the reasonable power of Borrower to promptly cure after receipt of notice thereof, all as determined by Lender in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lender shall have given Borrower notice thereof and a period of 30 days shall have elapsed, during which period Borrower may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lender in its reasonable discretion, and Borrower is diligently pursuing a cure of such failure, then Borrower shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from Lender. If Borrower shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

      (4) If any of the Borrower Parties becomes insolvent within the meaning of the Code, files or notifies Lender that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due.

      (5) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any other Loan Document, or any of the Other Agreements.

      (6) If a final, nonappealable judgment is rendered by a court against any of the Borrower Parties which (i) has a material adverse effect on the operation of the Premises as a Permitted Concept, or (ii) is in an amount greater than $100,000.00 and not covered by insurance, and, in either case, is not discharged or provision made for such discharge within 60 days from the date of entry of such judgment.

      (7) If Parent Company shall fail to maintain the Corporation Fixed Charge Coverage ratio covenant set forth in Section 6.J.

      10.   MISCELLANEOUS PROVISIONS.

      A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement or any of the other Loan Documents shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below. If to Borrower:
Kona Grill Las Vegas, Inc., 7373 East Doubletree Ranch Rd., Ste 210, Scottsdale, AZ 85258, Attention: James Spiel, Controller, Telephone: (480) 922-8100,
Telecopy: (480) 991-6811; and if to Lender: GE Capital Franchise Finance Corporation, 17207 North Perimeter Drive, Scottsdale, AZ 85255, Attention:
General Counsel, Telephone: 480-585-4500, Telecopy: 480-585-2225.

      B. Real Estate Commission. Lender and Borrower represent and warrant to each other that they have dealt with no real estate or mortgage broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement or the other Loan Documents. Lender and Borrower shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

      C. Waiver and Amendment; Document Review. (1) No provisions of this Agreement or the other Loan Documents shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

      (2) In the event Borrower makes any request upon Lender requiring Lender or Lender's attorneys to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Agreement or any of the other Loan Documents, then Borrower shall (x) reimburse Lender promptly upon Lender's demand for all out-of-pocket costs and expenses incurred by Lender in connection with such review and/or preparation, including, without limitation, reasonable attorneys' fees, and (y) pay Lender a reasonable processing and review fee.

      D. Captions. Captions are used throughout this Agreement and the other Loan Documents for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

      E. Lender's Liability. Notwithstanding anything to the contrary provided in this Agreement or the other Loan Documents, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement and the other Loan Documents by Lender, that (1) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of Lender, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (2) Borrower waives all claims, demands and causes of action against Lender's officers, directors, employees and agents in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender and (3) Borrower shall look solely to the assets of Lender for the satisfaction of each and every remedy of Borrower in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender, such exculpation of liability to be absolute and without any exception whatsoever.

      F. Severability. The provisions of this Agreement and the other Loan Documents shall be deemed severable. If any part of this Agreement or the other Loan Documents shall be held invalid, illegal or unenforceable, the remainder shall remain in full force and effect, and such invalid, illegal or unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

      G. Construction Generally. This Agreement and the other Loan Documents have been entered into by parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and the other Loan Documents and are entered into by both parties in reliance upon the economic and legal bargains contained therein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Borrower and Lender were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

      H. Further Assurances. Borrower will, at its sole cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, documents, conveyances, notes, mortgages, deeds of trust, assignments, security agreements, financing statements and assurances as Lender shall from time to time reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents, to perfect any lien or security interest granted in any of the Loan Documents and for the better assuring and confirming of all of Lender's rights, powers and remedies under the Loan Documents.

      I. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement or the other Loan Documents, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled.

      J. Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Borrower and Lender with respect to the subject matter of this Agreement and the other Loan Documents. Notwithstanding anything in this Agreement and the other Loan Documents to the contrary, with respect to the Premises, upon the execution and delivery of this Agreement by Borrower and Lender, any bid proposals or loan commitments with respect to the transactions contemplated by this Agreement shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms and conditions may be inconsistent with or vary from those set forth in such bid proposals or loan commitments.

      K. Forum Selection; Jurisdiction; Venue; Choice of Law. Borrower acknowledges that this Agreement and the other Loan Documents were substantially negotiated in the State of Arizona, this Agreement and the other Loan Documents were executed by Lender in the State of Arizona and delivered by Borrower in the State of Arizona, all payments under the Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement or any of the other Loan Documents, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Borrower consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Borrower waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement and the Note shall be governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions of this Agreement or the Note, then, as to those provisions only, the laws of the state where the Premises is located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the state in which the Premises is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

      L. Counterparts. This Agreement and the other Loan Documents may be executed in one or more counterparts, each of which shall be deemed an original.

      M. Assignments by Lender; Binding Effect. Lender may assign in whole or in part its rights under this Agreement, including, without limitation, in connection with any Transfer, Participation and/or

Securitization. Upon any unconditional assignment of Lender's entire right and interest hereunder, Lender shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Lender contained herein. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

      N. Survival. Except for the conditions of Closing described in Section 2, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Borrower and Lender set forth in this Agreement and the other Loan Documents shall survive the Closing.

      O. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY BORROWER AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

      P. Transfers, Participations and Securitizations. (1) A material inducement to Lender's willingness to complete the transactions contemplated by the Loan Documents is Borrower's agreement that Lender may, at any time, complete a Transfer, Participation or Securitization with respect to the Note, Mortgage and/or any of the other Loan Documents or any or all servicing rights with respect thereto.

      (2) Borrower agrees to cooperate in good faith with Lender in connection with any such Transfer, Participation and/or Securitization of the Note, Mortgage and/or any of the other Loan Documents, or any or all servicing rights with respect thereto, including, without limitation (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to the Borrower Parties by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, the Borrower Parties shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (ii) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not have a material adverse effect upon the Borrower Parties or the transactions contemplated hereunder. Lender shall be responsible for preparing at its expense any documents evidencing the amendments referred to in the preceding subitem
(ii).

      (3) Borrower consents to Lender providing the Disclosures, as well as any other information which Lender may now have or hereafter acquire with respect to the Premises or the financial condition of the Borrower Parties to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation and/or Securitization, as applicable. Lender and Borrower (and their respective Affiliates) shall each pay their own attorneys fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section.

      (4) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents: (a) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan or sale/leaseback transaction which has not been the subject of a Securitization, Participation or Transfer shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which has been the subject of a Securitization, Participation or Transfer; (b) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan which is included in any Loan Pool shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which is included in any other Loan Pool; (c) the Loan Documents and Other Agreements corresponding to the loans in any Loan Pool shall not secure the obligations of any of the Borrower Parties contained in any Loan Document or Other Agreement which does not correspond to a loan in such Loan Pool; and (d) the Loan Documents and Other Agreements which do not correspond to a loan in any Loan Pool shall not secure the obligations of any of the Borrower Parties contained in any Loan Document or Other Agreement which does correspond to a loan in such Loan Pool.

      Q. Estoppel Certificate. At any time, and from time to time, each party agrees, promptly and in no event later than fifteen (15) days after a request from the other party, to execute, acknowledge and deliver to the other party a certificate in the form supplied by the other party, certifying: (a) to its knowledge, whether there are then any existing defaults by it or the other party in the performance of their respective obligations under this Agreement or any of the other Loan Documents, and, if there are any such defaults, specifying the nature and extent thereof; (b) that no notice of default has been given or received by it under this Agreement or any of the other Loan Documents which has not been cured, except as to defaults specified in the certificate; (c) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of it; and (d) any other information reasonably requested by the other party in connection with this Agreement and the other Loan Documents.

      IN WITNESS WHEREOF, Borrower and Lender have entered into this Agreement as of the date first above written.

                                        LENDER:

                                        GE CAPITAL FRANCHISE FINANCE
                                        CORPORATION, a Delaware

                                        corporation

                                        By /s/ Kelly A. Hallford
                                           ------------------------------------
                                        Printed Name Kelly A. Hallford
                                        Its Vice President

                                        BORROWER:

                                        KONA GRILL LAS VEGAS, INC.,
                                        a Delaware corporation

                                        By /s/ James Spiel
                                           ------------------------------------
                                        Printed Name James Spiel
                                        Its Vice President

                                        U.S. Federal Tax Identification Number:

                                                     20-0032438

                                        Organization Identification Number:

                                                     3581671

STATE OF ARIZONA               )
                               ) SS.
COUNTY OF MARICOPA             )

      The foregoing instrument was acknowledged before me on May 6, 2004 by Kelly A. Hallford, VP of GE Capital Franchise Finance Corporation, a Delaware corporation, on behalf of the corporation.

                                               /s/ Ann Halpern
                                               --------------------------------
                                               Notary Public

My Commission Expires:

August 2, 2005

STATE OF ARIZONA               )
                               ) SS.
COUNTY OF MARICOPA             )

      The foregoing instrument was acknowledged before me on April 29, 2004 by James Spiel, VP of Kona Grill Las Vegas, Inc., a Delaware corporation, on behalf of the corporation.

                                               /s/ Kristen Weber
                                               --------------------------------
                                               Notary Public

My Commission Expires:

March 8, 2008